UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

HEARTBEAM, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-41060	47-4881450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2118 Walsh Avenue, Suite 210
Santa Clara, CA 95050
(Address of principal executive offices, including zip code)

(408) 899-4443
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BEAT	NASDAQ
Warrant	BEATW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 15, 2022, HeartBeam, Inc. (the “Company”) held an annual meeting of stockholders (the “Annual Meeting”) virtually, via live webcast.

As of the close of business on April 20, 2022, the record date for the Annual Meeting (the “Record Date”), 7,965,099 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) were outstanding and entitled to vote. At the Annual Meeting, a total of 4,982,146 votes, comprised of shares of the Company’s Common Stock, equivalent to approximately 62.55% of the outstanding votes, were represented in person or by proxy at the Annual Meeting, constituting a quorum. The matters that were voted upon at the Annual Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions and broker non-votes, as to such matters, where applicable, are set forth below.

1.The five nominees for director were elected to serve a one-year term as follows:

Director	Votes For	Votes Against	Abstain	Broker Non-Vote
Richard Ferrari	4,375,708	33,763	0	572,675
Branislav Vajdic, PhD	4,395,874	13,597	0	572,675
George A. de Urioste	4,300,105	13,597	95,769	572,675
Marga Ortigas-Wedekind	4,284,566	29,136	95,769	572,675
Willem Elfrink	4,380,304	29,151	16	572,675

2. The proposal to ratify the appointment of Friedman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was approved as follows:

Votes For	Votes Against	Broker Non-Votes	Votes Abstained
4,920,198	12,742	0	49,206

3. The proposal to approve our 2022 Equity Incentive Plan:

Votes For	Votes Against	Broker Non-Votes	Votes Abstained
4,125,267	147,122	572,675	137,082

(d) Exhibits.

Exhibit Number	Description
10.1	2022 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HeartBeam, Inc.

Date: June 16, 2022	By:	/s/ Richard Brounstein
	Name:	Richard Brounstein
	Title:	Chief Financial Officer